PLAN AND AGREEMENT OF REORGANIZATION

         This Plan and Agreement of Reorganization (the "Agreement") is entered this 2nd day of June, 2004, by and between Royale Petroleum Corporation ("Royale Petroleum"), and Royale Energy, Inc., a California corporation (the "Acquiring Corporation") (collectively, the "Constituent Corporations").

                                    RECITALS

         A. Royale Petroleum is a corporation duly organized and existing under the laws of the State of Delaware.

         B. The Acquiring Corporation is a corporation duly organized and existing under the laws of the State of California.

         C. The board of directors of Royale Petroleum has determined that it is advisable that the assets of Royale Petroleum be transferred to the Acquiring Corporation on the terms and conditions hereinafter set forth.

         D. The board of directors of the Acquiring Corporation has determined that it is advisable to acquire the assets of Royale Petroleum on the terms and conditions hereinafter set forth.

         E. This plan specifies a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

                                   Article 1.
                     Exchange of Assets for Shares of Stock

         1.1. Transfer of Royale Petroleum's Properties to Acquiring Corporation. Upon the terms and conditions set forth in this Agreement, and in accordance with the applicable statutes of the States of California and Delaware, at the Closing Date (as herein defined), Royale Petroleum shall convey, transfer, and deliver to the Acquiring Corporation, and the Acquiring Corporation agrees to acquire and accept from Royale Petroleum, all the assets, property, and business of any kind, real and personal, tangible and intangible, that are owned by Royale Petroleum. To avoid unnecessary administrative burden, the shares of common stock of the Acquiring Corporation which are owned by Royale Petroleum on the Closing Date (the "Retained Stock") shall not be exchanged for new shares of common stock of the Acquiring Corporation.

         1.2. Consideration for Acquisition; Assumption of Liabilities. In exchange for the properties transferred by Royale Petroleum, the Acquiring Corporation agrees to issue and deliver to Royale Petroleum four hundred fifty-one (451) shares of its common stock, and will assume all liabilities of Royale Petroleum. The Acquiring Corporation shall thenceforth be responsible and liable for all liabilities and obligations of Royale Petroleum and the Acquiring Corporation, and any claim existing or action or proceeding pending by or against Royale Petroleum or the Acquiring Corporation may be prosecuted against the Acquiring Corporation as if the acquisition had not occurred, or the Acquiring Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property or Royale Petroleum or the Acquiring Corporation shall be impaired by the acquisition.

         1.3. Corporate Governance.

              a. The Certificate of Incorporation of the Acquiring Corporation, as amended, in effect as of the Closing Date, shall continue in full force and effect.

              b. The Bylaws of the Acquiring Corporation, as in effect as of the Closing Date, shall continue in full force and effect.

              c. Those persons serving as directors and officers of the Acquiring Corporation on the Closing Date of the acquisition shall continue holding their respective offices in the Acquiring Corporation as of the Closing Date.

         1.4. Closing. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Acquiring Corporation at 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108 as soon as possible thereafter when each of the other conditions this Agreement have been satisfied or waived, and shall proceed promptly to conclusion, at such place, time and date as shall be fixed by the Acquiring Corporation. The day on which the Closing shall occur is herein called the "Closing Date." All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

         1.5. Tax Consequences. It is intended that the acquisition shall constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

                                   Article 2.
                           Consummation of Transaction

         2.1. Instruments of Transfer. The transfer of the assets and properties of Royale Petroleum as provided in this Agreement shall be effected by general warranty deeds, bills of sale, endorsements, assignments, drafts, checks, and other instruments of transfer and conveyance in that form necessary to effectively transfer all of Royale Petroleum's business, properties and assets as specified by this Agreement and as reasonably required by the Acquiring Corporation.

         2.2. Sales and Transfer Taxes and Fees. All applicable sales, transfer, use, filing and other taxes and fees may be payable as a result of the transfer of the property pursuant to this Agreement shall be paid by the Acquiring Corporation, whether levied on the Acquiring Corporation or Royale Petroleum.

         2.3. Further Assurances. Royale Petroleum agrees that it will upon the reasonable request of the Acquiring Corporation execute any instruments and perform all further acts and assurances as are necessary to confirm the Acquiring Corporation's title to or enable it to deal with any of the business, assets and property to be transferred under this Agreement.

         2.4. Liquidation and Dissolution of Royale Petroleum.

                  a. Royale Petroleum agrees that in compliance with the applicable laws of Delaware and California it shall call a meeting or obtain the unanimous consent of its shareholders entitled to vote for the purpose of approving this Agreement, the transfer of its assets to the Acquiring Corporation, and the liquidation and dissolution of Royale Petroleum. Royale Petroleum shall use its best efforts to cause its shareholders to adopt this Agreement, the transfer of its assets, and the plan of liquidation and distribution.

                  b. Promptly after the Closing Date, Royale Petroleum agrees to proceed with due diligence to wind up its affairs, liquidate, and distribute its remaining assets, including the shares of common stock of the Acquiring Corporation received pursuant to the acquisition and the Retained Stock, and voluntarily dissolve.

                  c. In connection with the winding up of its affairs, Royale Petroleum shall proceed promptly after Closing to prepare and file all income tax returns and reports required under applicable law, state or federal, covering all periods ending on or prior to the closing date for which tax returns and reports have not previously been filed. Prior to filing, Royale Petroleum shall submit all such tax returns and reports to the Acquiring Corporation for examination and approval.

         2.5. Changes in Capitalization. If, between the date of this Agreement and the Closing Date, the outstanding shares of the Acquiring Corporation's common stock are changed into a different number or class of shares by means of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the consideration for the acquisition shall be appropriately adjusted; provided that no adjustment shall be made under this
Section if the number of outstanding shares of the Acquiring Corporation's common stock increases as a result of the exercise of the Acquiring Corporation's stock options or warrants.

         2.6. Dissenters' Rights. At least twenty (20) days prior to the Closing Date, the Acquiring Corporation shall give notice in writing to each shareholder of Royale Petroleum of the proposed acquisition, including the terms and proposed Closing Date, of the right to receive cash for shares of Royale Petroleum, and copies of Chapter 13 of the California Corporations Code ("Dissenters' Rights"). Within thirty (30) days after the date on which such notice is mailed, each shareholder of Royale Petroleum may make written demand that the Acquiring Corporation make payment in cash for the shares of the Shareholder pursuant to Chapter 13 of the California Corporations Code. If any shareholder of Royale Petroleum exercises their Dissenters' Rights, the amount of consideration paid by the Surviving Corporation in respect of such Dissenter's Rights shall be deducted from the consideration to be paid to the Royale Petroleum shareholders pursuant to subsection y1.2. If any shareholder of Royale Petroleum exercises their Dissenters' Rights, the Surviving Corporation in its sole discretion (and subject to its right to terminate the transaction as provided in subsections y7.1.a and y7.1.b) may postpone the Closing Date until after the final settlement and payment of all claims asserted by Royale Petroleum shareholders who have asserted Dissenters' Rights.

                                   Article 3.
               Representations And Warranties Of Royale Petroleum

         Royale Petroleum represents and warrants to the Acquiring Corporation that the statements contained in this yArticle 3 are true and correct in all material respects, except as set forth in the disclosure schedule delivered to the Acquiring Corporation by Royale Petroleum on or before the date of this Agreement (the "Royale Petroleum Disclosure Schedule"). The Royale Petroleum Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered Sections contained in this yArticle 3 and the disclosures in any paragraph shall qualify only the corresponding Section in this yArticle 3. As used in this yArticle 3 and elsewhere in this Agreement, the phrase "to Royale Petroleum's knowledge" or "to Royale Petroleum's actual knowledge" shall mean to the knowledge of the Royale Petroleum Directors.

         3.1. Organization And Good Standing Of Royale Petroleum. Royale Petroleum is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         3.2. Foreign Qualification. Royale Petroleum is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on (a) the business, operations, assets or financial condition of Royale Petroleum taken as a whole or (b) the validity or enforceability of, or the ability of Royale Petroleum to perform its obligations under, this Agreement and the other documents contemplated hereby (a "Royale Petroleum Material Adverse Effect").

         3.3. Corporate Power And Authority. Royale Petroleum has the corporate power and authority and all material licenses and permits required by governmental authorities to own, lease and operate its properties and assets and to carry on its business as currently being conducted. Royale Petroleum has the corporate power and authority to execute and deliver this Agreement and the agreements, documents and instruments contemplated hereby and, subject to the approval of this Agreement and the acquisition by its shareholders, to perform its obligations under this Agreement and the other documents executed or to be executed by Royale Petroleum in connection with this Agreement and to consummate the acquisition. The execution, delivery and performance by Royale Petroleum of this Agreement and the other documents executed or to be executed by Royale Petroleum in connection with this Agreement have been duly authorized by all necessary corporate action, other than the approval of this Agreement and the acquisition by its shareholders.

         3.4. Binding Effect. This Agreement and the other documents executed or to be executed by Royale Petroleum in connection with this Agreement have been or will have been duly executed and delivered by Royale Petroleum and are or will be, when executed and delivered, the legal, valid and binding obligations of Royale Petroleum enforceable in accordance with their terms except that: (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights; (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and (c) rights to indemnification may be limited by considerations of public policy.

         3.5. Absence Of Restrictions And Conflicts. Subject only to the approval of the adoption of this Agreement and the acquisition by Royale Petroleum's shareholders, the execution, delivery and performance of this Agreement and the other documents executed or to be executed by Royale Petroleum in connection with this Agreement and the consummation of the acquisition and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of Royale Petroleum, (ii) any judgment, decree or order of any court or governmental authority or agency to which Royale Petroleum is a party or by which Royale Petroleum or any of their respective properties is bound, or (iii) subject to compliance with the applicable requirements of the Securities Act of 1933 (the "Securities Act"), the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws, any statute, law, regulation or rule applicable to Royale Petroleum. Except for compliance with the applicable requirements of the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Royale Petroleum is required in connection with the execution, delivery or performance of this Agreement by Royale Petroleum or the consummation of the transactions contemplated hereby and the ownership and operation by Royale Petroleum of its business and properties after the Closing Date in substantially the same manner as now owned and operated, except where the failure to obtain such consent, approval, order or authorization of or the failure to make such registration, declaration or filing, would not have a Royale Petroleum Material Adverse Effect.

         3.6. Capitalization Of Royale Petroleum.

              a. The authorized capital stock of Royale Petroleum consists of 2,000 shares of common stock, no par value. As of the date hereof, there were 2,000 shares of Royale Petroleum common stock issued and outstanding.

              b. All of the issued and outstanding shares of Royale Petroleum's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

              c. There are no voting trusts, shareholder agreements or other voting arrangements by the shareholders of Royale Petroleum.

              d. Except as set forth in subsections ya, yb, and yc above or the portions of the Royale Petroleum Disclosure Schedule corresponding to these sections, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Royale Petroleum to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Royale Petroleum.

         3.7.  Financial  Statements  And  Records Of Royale  Petroleum.  Royale
Petroleum has made available to the Acquiring Corporation true, correct and complete copies of the balance sheets of Royale Petroleum as of December 31, 2002 and 2003 and the consolidated statements of income, shareholders' equity and cash flows for the fiscal years then ended (the "Royale Petroleum Financial Statements"). The Royale Petroleum Financial Statements have been prepared from, and are in accordance with, the books and records of Royale Petroleum and present fairly, in all material respects, the assets, liabilities and financial position of Royale Petroleum as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since March 31, 2004, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Royale Petroleum, except as noted in the Royale Petroleum Financial Statements. The books and records of Royale Petroleum have been and are being maintained in accordance with acceptable business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of Royale Petroleum set forth in Royale Petroleum Financial Statements.

         3.8. Absence Of Certain Changes. Since March 31, 2004, Royale Petroleum has not, except as may result from the transactions contemplated by this
Agreement:

              a. suffered any change in the business, results of operations or the manner of conducting the business of Royale Petroleum taken as a whole, except such change (i) reflected on the Royale Petroleum Financial Statements; or (ii) that would not have an Royale Petroleum Material Adverse Effect;

              b. suffered any damage or destruction to or loss of the assets of Royale Petroleum not covered by insurance, which property or assets are material to the operations or business of Royale Petroleum taken as a whole;

              c. forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims;

              d. entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into in the ordinary course of business;

              e. written up, written down or written off the book value of any material amount of assets, except such charges and adjustments made in the normal course of business and in accordance with generally accepted accounting principles consistently applied;

              f. declared, paid or set aside for payment any dividend or distribution with respect to Royale Petroleum's capital stock;

              g. redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of Royale Petroleum's capital stock or securities (other than shares issued upon exercise of options and warrants granted prior to the date hereof) or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

              h. increased the compensation of or paid any bonuses to any officers of Royale Petroleum or any employee of Royale Petroleum;

              i. entered into any employment, consulting, compensation or collective bargaining agreement with any person or group;

              j. entered into, adopted or amended in any material respect any employee benefit plan;

              k. entered into any material transaction other than in the ordinary course of business; or

              l. entered into any agreement to do any of the foregoing.

         3.9. No Material Undisclosed Liabilities. To Royale Petroleum's actual knowledge, there are no material liabilities of Royale Petroleum of any nature other than the liabilities that are fully reflected, accrued, or reserved against in the Royale Petroleum Financial Statements, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since March 31, 2004.

         3.10. Tax Returns; Taxes. Royale Petroleum has duly filed all material federal, state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, employee benefit plans, unemployment, franchise, excise and sales and use taxes and all such returns and reports are true and correct in all material respects; have either paid in full all taxes that have become due as reflected on any such return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by Royale Petroleum with respect to any tax. No unsatisfied material deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed, threatened or assessed against Royale Petroleum (in writing or otherwise), nor has Royale Petroleum received notice of any such deficiency, delinquency or default. Royale Petroleum has no material tax liabilities other than those reflected on the Royale Petroleum Financial Statements and those arising in the ordinary course of business since March 31, 2004. Royale Petroleum has not been a member of a consolidated group for tax purposes, other than one of which Royale Petroleum was the common parent, and has no liability for taxes under Treasury Regulations Section 1.1502-6 or any similar provision of federal, state, local or foreign law), as a successor, by contract or otherwise. Royale Petroleum is not required to make any payments that would be nondeductible under Code Section 280G.

         3.11. Litigation And Government Claims. There is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or, to Royale Petroleum's actual knowledge, any governmental investigation or any inquiry involving Royale Petroleum as to which its business or assets are subject which would have an Royale Petroleum Material Adverse Effect. To Royale Petroleum's actual knowledge, there is no pending change in any environmental, zoning or building laws, regulations or ordinances involving Royale Petroleum or its businesses or assets which would, severally or in the aggregate, have a Royale Petroleum Material Adverse Effect. To the knowledge of Royale Petroleum, there are no such proceedings threatened or contemplated, or any unasserted claims (whether or not the potential claimant may be aware of the claim) of any nature that might be asserted against Royale Petroleum which would, severally or in the aggregate, have a Royale Petroleum Material Adverse Effect. Royale Petroleum is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Royale Petroleum, any governmental restriction applicable to Royale Petroleum which is reasonably likely to have a Royale Petroleum Material Adverse Effect.

         3.12. Compliance With Laws. To Royale Petroleum's actual knowledge, Royale Petroleum has all material authorizations, approvals, licenses and orders to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which they are a party, except for instances which would not have an Royale Petroleum Material Adverse Effect. Royale Petroleum has been and is, to the knowledge of Royale Petroleum, in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business and use or occupancy of properties or any part hereof are subject, the failure to obtain or the violation of which would an Royale Petroleum Material Adverse Effect.

         3.13. Employee Benefit Plans. Royale Petroleum has no employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.14. Properties. (a) Royale Petroleum has good and marketable title, free and clear of all liens, claims or encumbrances (other than "Permitted Liens" as defined below) to all of their material properties and assets whether tangible or intangible, real, personal or mixed, reflected on the Royale Petroleum Financial Statements as being owned by Royale Petroleum. All buildings and all fixtures, equipment and other property and assets which are material to its business held under leases or subleases by any of Royale Petroleum are held under valid instruments enforceable in accordance with their respective terms. As used herein, the term "Permitted Liens" includes (i) liens for taxes, assessments or other governmental charges not yet due and payable or the subject of a good faith dispute, to the extent liability is fully reserved for in the Royale Petroleum Financial Statements; (ii) statutory liens incurred in the ordinary course of business with respect to liabilities that are not yet due and payable; (iii) landlord liens contained in leases in the ordinary course of business; and (iv) such imperfections of title and/or encumbrances as are not material in character, amount or extent and do not materially detract from the value or interfere with the use of the properties and assets subject thereto or affected thereby.

                                   Article 4.
           Representations And Warranties Of The Acquiring Corporation

         The Acquiring Corporation represents and warrants to Royale Petroleum that the statements contained in this yArticle 4 are true and correct in all material respects, except as set forth in the disclosure schedule delivered to Royale Petroleum by the Acquiring Corporation on or before the date of this Agreement (the "Acquiring Corporation Disclosure Schedule"). The Acquiring Corporation Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered Sections contained in this yArticle 4 and the disclosures in any paragraph shall qualify only the corresponding Section in this yArticle 4.

         4.1. Organization And Good Standing Of The Acquiring Corporation. The Acquiring Corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

         4.2. Foreign Qualification. The Acquiring Corporation is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on (a) the business, operations, prospects, assets or financial condition of the Acquiring Corporation taken as a whole or (b) the validity or enforceability of, or the ability of the Acquiring Corporation to perform its obligations under, this Agreement and the other documents contemplated hereby (an "Acquiring Corporation Material Adverse Effect").

         4.3. Corporate Power And Authority. The Acquiring Corporation has the corporate power and authority and all material licenses and permits required by governmental authorities to own, lease and operate its properties and assets and to carry on its business as currently being conducted. The Acquiring Corporation has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the other documents executed or to be executed by the Acquiring Corporation in connection with this Agreement and to consummate the acquisition. The execution, delivery and performance by the Acquiring Corporation of this Agreement and the other documents executed or to be executed by the Acquiring Corporation, as applicable, in connection with this Agreement have been duly authorized by all necessary corporate action.

         4.4. Binding Effect. This Agreement and the other documents executed or to be executed by the Acquiring Corporation in connection with this Agreement have been or will have been duly executed and delivered by the Acquiring Corporation and are or will be, when executed and delivered, the legal, valid, and binding obligations of the Acquiring Corporation, enforceable in accordance with their terms except that: (a) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights; (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and (c) rights to indemnification may be limited by considerations of public policy.

         4.5. Absence Of Restrictions And Conflicts. The execution, delivery or performance of this Agreement and the other documents executed in connection with the Agreement, and the consummation of the acquisition and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of the Acquiring Corporation, (ii) any judgment, decree or order of any court or governmental authority or agency to which the Acquiring Corporation is a party or by which the Acquiring Corporation or any of its properties is bound, or
(iii)  subject to  compliance  with the  Securities  Act,  the  Exchange Act and
applicable  state  securities  laws,  any  statute,   law,  regulation  or  rule
applicable to the Acquiring Corporation. Except for compliance with the applicable requirements of the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or

         4.6. registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Acquiring Corporation is required in connection with the execution, delivery or performance of this Agreement by the Acquiring Corporation or the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, order or authorization of or the failure to make such registration, declaration or filing, would not have a Acquiring Corporation Material Adverse Effect.

         4.7. Capitalization Of The Acquiring Corporation.

              a. The authorized capital stock of the Acquiring Corporation consists of 10,000,000 shares of common stock and 5,000,000 shares of preferred stock, no par value. As of March 31, 2004, there were (i) 6,144,398 shares of common stock outstanding, (ii) 4,783 shares of Series A Preferred Stock outstanding and (iii) 44,589 shares of Series AA preferred stock outstanding, excluding shares of stock issuable upon the exercise of outstanding options and warrants to purchase common stock. Each two shares of outstanding Series A and Series AA preferred stock are convertible into one share of common stock.

              b. All of the issued and outstanding shares of the Acquiring Corporation's common stock have been, and the shares to be issued to Royale Petroleum at Closing when issued, will be, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

              c. To the Acquiring Corporation's knowledge, there are no voting trusts, shareholder agreements or other voting arrangements by the shareholders of the Acquiring Corporation.

              d. Except as described in the Acquiring Corporation's SEC Reports (defined in Section y4.8), there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating the Acquiring Corporation to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of the Acquiring Corporation.

         4.8. Financial Statements And Records Of The Acquiring Corporation. The "Acquiring Corporation SEC Reports" include (i) the balance sheets of the Acquiring Corporation as of December 31, 2003, and the consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, including the notes thereto, examined by and accompanied by the report of Brown Armstrong Randall and Reyes Accountancy Corporation. The Acquiring Corporation Financial Statements have been prepared from, and are in accordance with, the books and records of the Acquiring Corporation and present fairly, in all material respects, the assets, liabilities and financial position of the Acquiring Corporation as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since December 31, 2003, there has been no change in accounting principles applicable to, or methods of accounting utilized by, the Acquiring Corporation, except as noted in the Acquiring Corporation Financial Statements. The books and records of the Acquiring Corporation have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of the Acquiring Corporation set forth in the Acquiring Corporation Financial Statements. The Acquiring Corporation has not, except as may result from the transactions contemplated by this Agreement, (i) suffered any change in the business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) or the manner of conducting the business of the Acquiring Corporation taken as a whole, except as reflected on the Acquiring Corporation Financial Statements and except for such changes that would not have a Acquiring Corporation Material Adverse Effect; or (ii) suffered any damage or destruction to or loss of the assets of the Acquiring Corporation not covered by insurance, which property or assets are material to the operations or business of the Acquiring Corporation taken as a whole.

         4.9. No Material Undisclosed Liabilities. To the Acquiring Corporation's knowledge, there are no material liabilities of the Acquiring Corporation of any nature, whether absolute, accrued, contingent or otherwise, other than the liabilities and obligations that are fully reflected, accrued or reserved against in the Acquiring Corporation Financial Statements, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since March 31, 2004.

         4.10. Compliance With Laws. To the Acquiring Corporation's knowledge, the Acquiring Corporation has all material authorizations, approvals, licenses and orders to carry on their respective businesses as they are now being conducted, to own or hold under lease the properties and assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, except for instances which would not have a Acquiring Corporation Material Adverse Effect. The Acquiring Corporation has been and is, to the knowledge of the Acquiring Corporation, in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which their respective businesses and their employment of labor or their use or occupancy of properties or any part hereof are subject, the failure to obtain or the violation of which would have a Acquiring Corporation Material Adverse Effect.

         4.11. Tax Returns; Taxes. The Acquiring Corporation has duly filed all material federal, state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, employee benefit plans, unemployment, franchise, excise and sales and use taxes and all such returns and reports are true and correct in all material respects; have either paid in full all taxes that have become due as reflected on any such return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by the Acquiring Corporation with respect to any tax. No unsatisfied material deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed, threatened or assessed against the Acquiring Corporation, nor has the Acquiring Corporation received notice of any such deficiency, delinquency or default (in writing or otherwise). The Acquiring Corporation has no material tax liabilities other than those reflected on the Acquiring Corporation Financial Statements and those arising in the ordinary course of business. The Acquiring Corporation has not been a member of a consolidated group for tax purposes, other than one of which Royale Petroleum was the common parent, and has no liability for taxes under Treasury Regulations Section 1.1502-6 or any similar provision of federal, state, local or foreign law), as a successor, by contract or otherwise. The Acquiring Corporation is not required to make any payments that would be nondeductible under Code Section 280G.

         4.12. Properties. Except as set forth in the Acquiring Corporation SEC Reports, the Acquiring Corporation has good and marketable title, free and clear of all material liens, claims or encumbrances (other than "Permitted Liens" as defined below) to all of their material properties and assets whether tangible or intangible, real, personal or mixed, reflected on the Acquiring Corporation Financial Statements as being owned by the Acquiring Corporation. All buildings and all fixtures, equipment and other property and assets which are material to its business held under leases or subleases by the Acquiring Corporation are held under valid instruments enforceable in accordance with their respective terms. As used herein, the term "Permitted Liens" include (i) liens for taxes, assessments or other governmental charges not yet due and payable or the subject of a good faith dispute, to the extent the disputed liability is fully reserved for in the Acquiring Corporation Financial Statements; (ii) statutory liens incurred in the ordinary course of business with respect to liabilities that are not yet due and payable; (iii) landlord liens contained in leases in the ordinary course of business; (iv) liens arising in the ordinary course of business in connection with the collection of negotiable instruments; and (v) such imperfections of title and/or encumbrances as are not material in character, amount or extent and do not materially detract from the value or interfere with the use of the properties and assets subject thereto or affected thereby.

                                   Article 5.
                          Conduct Pending Closing Date

         The Constituent Corporations agree and covenant between them that between the date of this Agreement and the Closing Date:

         5.1. Royale Petroleum shall not sell or transfer any of the Retained Shares. The parties contemplate that, prior to the Closing Date, Royale Petroleum shall have exercised all options and warrants which it holds to purchase common stock of the Acquiring Corporation. Any and all shares of common stock of the Acquiring Corporation that are purchased by Royale Petroleum upon the exercise of warrants or options prior to the Closing Date shall be added to, and included in, the Retained Shares.

         5.2. The Acquiring Corporation shall not issue any warrants, options or other rights to purchase any securities to be issued by the Acquiring Corporation. The Acquiring Corporation shall not purchase or sell any shares of its securities, other than to sell shares of its common stock pursuant to the exercise of options or warrants that are issued and outstanding immediately preceding the date of this Agreement.

         5.3. Royale Petroleum shall not pledge, hypothecate, sell or transfer any of its properties, except for the sale of oil or gas produced from properties owned by it in the ordinary course of business.

         5.4. The Constituent Corporations shall take all commercially reasonable actions necessary in order to obtain the approval of the shareholders of each of the Constituent Corporations and to complete and make effective the transactions contemplated by this Agreement.

                                   Article 6.
                                 Indemnification

         6.1. Indemnification by Royale Petroleum. Royale Petroleum agrees to indemnify the Acquiring Corporation against any loss, damage, or expense (including reasonable attorney fees) suffered by the Acquiring Corporation from
(1) any breach by Royale Petroleum of this Agreement or (2) any inaccuracy in or breach of any of the representations, warranties or covenants by Royale Petroleum; provided, that the Acquiring Corporation shall promptly give notice of any such claims hereunder to Royale Petroleum.

         6.2. Indemnification by the Acquiring Corporation. The Acquiring Corporation agrees to indemnify Royale Petroleum against any loss, damage, or expense (including reasonable attorney fees) suffered by Royale Petroleum from
(1) any breach by the Acquiring Corporation of this Agreement or (2) any inaccuracy in or breach of any of the representations, warranties or covenants by the Acquiring Corporation; provided, that Royale Petroleum shall promptly give notice of any such claims hereunder to the Acquiring Corporation.

                                   Article 7.
                                  Miscellaneous

         7.1. Termination. Either of the Constituent Corporations may terminate this Plan and the transaction contemplated hereby if it determines in good faith that the federal or state income tax consequences of the Plan to it or to its shareholders would be materially adverse to that party or to its shareholders. In addition to the provisions regarding termination set forth elsewhere herein, this Plan and the transaction contemplated hereby may be terminated at any time on or before the Closing Date by resolution of the board of directors of the Acquiring Corporation. The Constituent Corporations agree that Acquiring Corporation may terminate the acquisition (and that, in case of such termination, this Plan will not be implemented) on the happening of any of the following events:

              a. If the merger is not approved by the affirmative vote of 100% of the shares of Royale Petroleum which are outstanding and entitled to vote at the date of such vote on or before December 31, 2004;

              b. If, in the opinion of the directors of the Acquiring Corporation, the Acquiring Corporation receives valid and enforceable demands from the holders of its common stock to repurchase more than 5% of the issued and outstanding shares of common stock of the Acquiring Corporation pursuant to Cal. Corp. Code ss. 1300;

              c. If any material action or proceeding is instituted against any of the Constituent Corporations or their assets; or

              d. if the board of directors of the Acquiring Corporation reasonably believes that that the acquisition would have a material adverse effect on the Acquiring Corporation.

         In the event of termination under this Section, each party shall bear its own expenses of the transaction.

         7.2. Entire Agreement. This Agreement and the exhibits hereto contain the complete Agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

         7.3. Survival of Representations and Warranties and Covenants. The representations and warranties of each party contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall not survive the Closing, and the covenants and agreements of the parties shall not survive the Closing.

         7.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

         7.5. Successors; Assignments. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

         7.6. Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its principles of conflict of laws, and the state and federal courts of California shall have exclusive jurisdiction over, and venue with respect to, any controversy or claim arising out of or relating to this Agreement.

         7.7. Waiver and Other Action. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

         7.8. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

         7.9. No Third Party Beneficiaries. Other than as expressly set forth in this Section, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

         IN WITNESS WHEREOF, Royale Petroleum Corporation, has executed this Agreement as of the day and year first above written.

ROYALE PETROLEUM CORPORATION

By: /s/ Donald H. Hosmer
    ------------------------------------------------
    Donald H. Hosmer, Chairman of Board & President

By: /s/ Stephen M. Hosmer
    ------------------------------------------------
    Stephen M. Hosmer, Secretary

         IN WITNESS WHEREOF, Royale Energy, Inc. has executed this Agreement as of the day and year first above written.

ROYALE ENERGY, INC.

By: /s/ Harry E. Hosmer
    ------------------------------------------------
    Harry E. Hosmer, Chairman of Board

By: /s/ Stephen M. Hosmer
    ------------------------------------------------
    Stephen M. Hosmer, Secretary